FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 24, 2017 (this “Amendment”), modifies that certain Third Amended and Restated Credit Agreement, dated as of March 11, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PAREXEL INTERNATIONAL CORPORATION, a Massachusetts corporation (the “Company”), certain Subsidiaries of the Company party thereto from time to time as Designated Borrowers, certain Subsidiaries of the Company party thereto from time to time as Subsidiary Guarantors, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and
WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
Section 1.    Amendments to Credit Agreement.

(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“First Amendment Effective Date” means February 24, 2017.

(b)The definition of “Consolidated EBITDA” contained in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by:

(i)	Deleting the word “and” appearing before clause (e) of the first paragraph of such definition; and

(ii)	Deleting the period (“.”) at the end of clause (e) of the first paragraph of such definition and inserting in lieu thereof the following text:
“, and (f) extraordinary, non-recurring, non-cash charges (in an aggregate amount not exceed $20,300,000 and which do not represent a cash item in such period or any future period) incurred by the Company during the fiscal quarter of the Company ended December 31, 2016 in connection with certain share repurchases, pursuant to that certain letter agreement (including annexes thereto) entered into as of November 22, 2016 by and between the Company and HSBC Bank USA, National Association (hereinafter, the “November ASR”), of the Company’s common Equity Interests for an aggregate purchase price of $200,000,000, provided that (i) the add-back under this clause (f) attributable to the quarter ended December 31, 2016, for purposes of calculating Consolidated EBITDA as of the last day of each of the rolling four quarters ended December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017, shall be made on a pro forma basis after giving effect to the net effect of any reversals, non-cash gains and non-cash losses with respect to the November ASR made under GAAP as of the end of such rolling four quarter period, and (ii) for the avoidance of doubt (x) the provisions of 2.10(b) shall not be construed to require any retroactive obligation to pay additional interest or fees for prior periods due to the pro forma calculation of the add-back under this clause (f) for the quarter ended December 31, 2016 for purposes of calculating Consolidated EBITDA and (y) no add-back shall be permitted pursuant to this clause (f) for any measurement period ended on or after December 31, 2017.”
(c)The definition of “Swap Contract” contained in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by (i) inserting the text “accelerated share repurchase transaction, accelerated share buyback transaction,” immediately following the text “currency options, spot contracts,” appearing in clause (a) of such definition and (ii) deleting the words “Swap Agreement” appearing in the proviso to such definition and inserting in lieu thereof the words “Swap Contract”.
(d)Section 6.02 (Certificates; Other Information) of the Credit Agreement is hereby amended by inserting the words “and on the First Amendment Effective Date,” following the text “March 31, 2016,” in clause (a) of such Section.
(e)Section 7.05 (Swap Contracts) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:
“7.05.    Swap Contracts. Enter into any Swap Contract, except (a) Swap Contracts entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), (b) Swap Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary, and (c) Swap Contracts consisting of accelerated share repurchase transactions, accelerated share buyback transactions and other similar arrangements, in each case, in connection with Permitted Stock Repurchases permitted under Section 7.06(d).”
Section 2.    Condition Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    Documentation. Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a fully-executed Amendment by the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Lenders.
(b)     No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
Section 3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and immediately after giving effect to this Amendment, (a) all representations and warranties of the Borrowers and each other Loan Party contained in the Credit Agreement, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.04(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

Section 4.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or in any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 5.    Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement.

Section 6.    Costs and Expenses. The Borrowers shall pay on demand all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 7.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Section 8.    Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.    Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 10.    Ratification by Subsidiary Guarantors. Each of the Subsidiary Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Subsidiary Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Subsidiary Guarantor’s Subsidiary Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Subsidiary Guarantor’s Subsidiary Guaranty or any other Loan Document executed by such Subsidiary Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Subsidiary Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10. Each of the Subsidiary Guarantors hereby further acknowledges that Borrowers, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Subsidiary Guarantor and without affecting the validity or enforceability of such Subsidiary Guarantor’s Subsidiary Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Subsidiary Guarantor’s Subsidiary Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
BORROWERS:
PAREXEL INTERNATIONAL CORPORATION
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chairman of the Board and Chief Executive
Officer
PAREXEL INTERNATIONAL HOLDING B.V.
By: /s/ Peter Rietman
Name: Peter Rietman
Title: Managing Director
PAREXEL INTERNATIONAL (IRL) LIMITED
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Director
SUBSIDIARY GUARANTORS:
PAREXEL INTERNATIONAL, LLC
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: President
PERCEPTIVE INFORMATICS, INC
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chief Executive Officer
DATALABS INC.
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chief Executive Officer & President
CLINPHONE CALIFORNIA INC.
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chief Executive Officer & President
PERCEPTIVE SERVICES, INC.
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chief Executive Officer & President
LIQUENT, INC.
By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chief Executive Officer & President
BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President
BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Linda Alto
Name: Linda Alto
Title: SVP
HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By: /s/ Elise M. Russo
Name: Elise M. Russo
Title: Senior Vice President
U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:/s/ Jennifer Hwang
Name: Jennifer Hwang
Title: Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Christine Gardiner
Name: Christine Gardiner
Title: Vice President

TD BANK, N.A., as a Lender
By: /s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director
CITIZENS BANK, N.A.,
as a Lender
By: /s/ Prasanna Manyem
Name: Prasanna Manyem
Title: Vice President
ING BANK N.V., DUBLIN BRANCH,
as a Lender
By: /s/ Shaun Hawley /s/ Cormac Langford
Name: Shaun Hawley     Cormac Langford
Title: Director            Vice President
PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Robert Hazard
Name: Robert Hazard
Title: Senior Vice President